CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 8-K, into Gables Realty Limited Partnership's previously filed Registration Statements on Form S-3 (File Nos. 333-30093 and 333-68359).


/s/ Arthur Andersen LLP


Atlanta,  Georgia
March 3, 1999